     As filed with the Securities and Exchange Commission on August 30, 1999
                                                   Registration No. ____________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                  MARIMBA, INC.
               (Exact name of Company as specified in its charter)

                   DELAWARE                                     7372                            77-0422318
       ---------------------------------            ----------------------------            -------------------
         (State or other jurisdiction               (Primary Standard Industrial               (IRS Employer
       of incorporation or organization)             Classification Code Number)            Identification No.)

                                440 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 930-5282
               (Address of principal executive offices) (Zip Code)

                               -------------------

                          MARIMBA, INC. 1996 STOCK PLAN
              SHARES ACQUIRED UNDER WRITTEN COMPENSATION AGREEMENTS
       WITH CERTAIN DESIGNATED INDIVIDUALS AND CERTAIN UNNAMED INDIVIDUALS
                            (Full title of the Plans)
                               -------------------

                                  KIM K. POLESE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  MARIMBA, INC.
                                440 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                     (Name and address of agent for service)
                                 (650) 930-5282
          (Telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================

            Title of                                              Proposed Maximum     Proposed Maximum
           Securities                          Amount                Offering              Aggregate            Amount of
              to be                             to be                  Price               Offering           Registration
           Registered                       Registered(1)          per Share(2)            Price(2)                Fee
           ----------                       -------------          ------------        ----------------       ------------
Shares Acquired Under Written                   25,775                 $29.91              $770,931               $215
Compensation Agreements with Certain
Designated Individuals and Certain Unnamed
Individuals
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Written Compensation Agreements with Certain Designated Individuals and Certain Unnamed Individuals by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Marimba, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Marimba, Inc. on August 25, 1999.

                                EXPLANATORY NOTE

     Marimba, Inc. ("Marimba" or the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of its Common Stock, $0.0001 par value per share. Under cover of this Form S-8 is a Reoffer Prospectus that Marimba prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended. The Reoffer Prospectus may be utilized for reofferings and resales of up to 25,775 shares of Common Stock acquired by selling stockholders under the Marimba, Inc. 1996 Stock Plan.

                                  MARIMBA, INC.

         FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION
                         REQUIRED BY PART I OF FORM S-3


Form S-3 Item Number                                      Location/Heading in Prospectus
--------------------                                      ------------------------------
 1.  Forepart of Registration Statement and Outside       Cover page
     Front Cover page of Prospectus

 2.  Inside Front and Outside Back Cover Page of          Available Information; Incorporation of Certain
     Prospectus                                             Information by Reference

 3.  Summary Information, Risk Factors and Ratio of       Risk Factors
     Earnings to Fixed Charges

 4.  Use of Proceeds                                      Not applicable

 5.  Determination of Offering Price                      Not applicable

 6.  Dilution                                             Not applicable

 7.  Selling Security Holder                              Selling Security Holder

 8.  Plan of Distribution                                 Plan of Distribution

 9.  Description of Securities to be Registered           Not Applicable

10.  Interests of Named Experts and Counsel               Not Applicable

11.  Material Changes                                     Not Applicable

12.  Incorporation of Certain Information                 Documents Incorporated by Reference

13.  Disclosure of Commission Position on                 Indemnification
     Indemnification for Securities Act Liabilities

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     Marimba, Inc. ("Marimba" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and March 31, 1999; and

     (b) The Company's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-72353 on Form S-1 filed with the SEC on February 12, 1999, together with any and all amendments thereto, in which there is set forth audited financial statements for the Company's fiscal years ended December 31, 1996, 1997 and 1998; and

     (c) The Company's Registration Statement No. 000-25683 on Form 8-A filed with the SEC on March 31, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6, of the Company's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the

Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number   Exhibit
--------------   -------
     4           Instrument Defining Rights of Stockholders. Reference is made to Company's
                 Registration Statement No. 000-25683 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(c) of this
                 Registration Statement.

     5           Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
                 LLP.

    23.1         Consent of Ernst & Young LLP, Independent Auditors.

    23.2         Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is
                 contained in Exhibit 5.

    24           Power of Attorney. Reference is made to page II-3 of this Registration
                 Statement.

    99.1         Form of Written Compensation Agreement.


Item 9. Undertakings
        ------------

     A. The undersigned Company hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;
(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Written Compensation Agreements with Certain Designated Individuals and Certain Unnamed Individuals.

     B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 27th day of August, 1999.


                                        MARIMBA, INC.


                                        By: /s/ Kim K. Polese
                                            ------------------------------------
                                            Kim K. Polese
                                            President and Chief
                                            Executive Officer


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Marimba, Inc., a Delaware corporation, do hereby constitute and appoint Kim K. Polese and Fred M. Gerson, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                              Title                                  Date
---------                                              -----                                  ----


    /s/ Kim K. Polese                President, Chief Executive Officer and Director     August 27, 1999
----------------------------------   (Principal Executive Officer)
              Kim K. Polese


    /s/ Fred M. Gerson               Vice President, Finance and Chief Financial         August 27, 1999
----------------------------------   Officer (Principal Financial and Accounting
             Fred M. Gerson          Officer)


    /s/ Arthur A. van Hoff           Chief Technology Officer and Director               August 27, 1999
----------------------------------
           Arthur A. van Hoff

Signature                                              Title                                  Date
---------                                              -----                                  ----


    /s/ Aneel Bhusri                 Director                                            August 12, 1999
----------------------------------
              Aneel Bhusri

    /s/ Raymond J. Lane              Director                                            August 27, 1999
----------------------------------
             Raymond J. Lane

    /s/ Douglas J. Mackenzie         Director                                            August 27, 1999
----------------------------------
          Douglas J. Mackenzie

    /s/ Stratton D. Sclavos          Director                                            August 27, 1999
----------------------------------
           Stratton D. Sclavos

                             SHARES OF COMMON STOCK
                                  MARIMBA, INC.


     This Reoffer Prospectus relates to 25,775 shares of the common stock, par value $0.0001 (the "Common Stock"), of Marimba, Inc. ("Marimba" or the "Company"), which may be offered from time to time by certain key employees and certain of their family members, both as defined under Form S-8, and named herein (the "Registered Stockholders"). It is anticipated that the Registered Stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market System on the date of sale. The Company will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Registered Stockholders will be borne by such Registered Stockholders.

     The Common Stock is traded on the Nasdaq National Market System.

     The Registered Stockholders and any broker executing selling orders on behalf of the Registered Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the 1933 Act.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE
           CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR
                               ENTIRE INVESTMENT.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Registered Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                 The date of this Prospectus is August 30, 1999.

                              AVAILABLE INFORMATION

     The Company became subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") upon the first date on which its Common Stock was registered under Section 12(g) of the 1934 Act and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 219 South Dearborn Street, Chicago, IL 60604; 26 Federal Plaza, New York, NY 10007; and 5757 Wilshire Boulevard, Los Angeles, CA 90036, at prescribed rates. The Common Stock is quoted on the Nasdaq National Market System. Reports, proxy statements, informational statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company intends to furnish its stockholders with annual reports containing additional financial statements and a report thereon by independent certified public accountants.

     A copy of any document incorporated by reference in the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered upon the oral or written request of such person. Such request should be directed to Todd Smithline, Marimba, Inc., 440 Clyde Avenue, Mountain View, California 94043. The Company's telephone number at that location is (650) 930-5282.



                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
THE COMPANY....................................................................   3

RISK FACTORS...................................................................   4

REGISTERED STOCKHOLDERS........................................................  12

PLAN OF DISTRIBUTION...........................................................  13

DOCUMENTS INCORPORATED BY REFERENCE............................................  14

INDEMNIFICATION................................................................  14

                                   THE COMPANY

     Marimba, Inc. ("Marimba" or the "Company") is a leading provider of Internet-based software management solutions that enable companies to expand their market reach, streamline business processes and strengthen relationships with customers, business partners and employees. Our Castanet product family provides an efficient and reliable way for enterprises to distribute, update and manage applications and related data over corporate intranets, extranets and the Internet.

     Companies are increasingly relying on the Internet to deliver business critical applications and services to users inside and outside the enterprise. As the Internet has evolved as a business tool, demands on its infrastructure have grown and the enterprise computing environment is becoming more complex. Furthermore, as business applications are increasingly being advertised and delivered as services, companies and their customers are demanding the same high levels of availability, ease of use and quality of service that they expect from common utilities, including electricity and telephone systems. This has created significant software management challenges. As a result, there is a need for a new management solution designed specifically for the Internet.

     Marimba develops Internet services management solutions that enable companies to deploy and manage e-business applications and services, which encompass business-to-business, business-to-employee and business-to-consumer communications and transactions over corporate intranets, extranets and the Internet. Castanet centralizes and automates the ongoing distribution and management of applications and services. We believe that by using Castanet, organizations can leverage the Internet to reduce software management costs, deliver greater functionality and improve customer loyalty. We intend to extend the Castanet foundation to manage the array of infrastructure, systems and components upon which business applications and services depend. The key elements of our strategy are to extend our technological leadership position, target companies and service providers conducting e-business, expand our worldwide distribution channels and expand our professional service capabilities.

     Our global customer base spans multiple industry segments including financial services, insurance, retail, manufacturing and telecommunications. Castanet customers include various industry leaders, including Bear Stearns, Charles Schwab, EarthLink, The Home Depot, Intuit, Ingram Micro, Seagate Technology and Sun Microsystems. We market our Castanet product worldwide through a combination of a direct sales force, resellers and distributors.

                               -------------------

     We were incorporated in Delaware in February 1996. Our principal executive offices are located at 440 Clyde Avenue, Mountain View, California 94043, and our telephone number is (650) 930-5282.

                                  RISK FACTORS

OUR LIMITED OPERATING HISTORY MAY PREVENT US FROM ACHIEVING SUCCESS IN OUR BUSINESS

     We were founded in February 1996 and have a limited operating history. We began offering our Castanet product in January 1997 and released Castanet 4.0 in March 1999. We have a limited operating history that may prevent us from achieving success in our business. The revenues and income potential of our business and market are unproven. We will encounter challenges and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. We may not successfully address any of these challenges and the failure to do so would seriously harm our business and operating results. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business.

WE HAVE INCURRED LOSSES AND WE EXPECT FUTURE LOSSES

     Our failure to significantly increase our revenues would seriously harm our business and operating results. We have experienced operating losses in each quarterly and annual period since inception and we expect to incur significant losses in the future. As of June 30, 1999, we had an accumulated deficit of $17.8 million. We expect to significantly increase our research and development, sales and marketing and general and administrative expenses. As a result, we will need to significantly increase our quarterly revenues to achieve and maintain profitability. We may not be able to sustain our recent revenue growth rates. In fact, we may not have any revenue growth, and our revenues could decline.

OUR QUARTERLY OPERATING RESULTS ARE VOLATILE AND FUTURE OPERATING RESULTS REMAIN UNCERTAIN

     Our quarterly operating results have varied significantly in the past and will likely vary significantly in the future. As a result, we believe that period-to-period comparisons of our operating results are not meaningful and should not be relied upon as indicators of our future performance. In the future, our operating results will likely be below the expectations of securities analysts and investors. Our failure to meet these expectations would likely seriously harm the market price of our common stock. Operating results vary depending on a number of factors, many of which are outside our control.

     In addition, we anticipate that the size of customer orders may increase as we focus on larger business accounts. As a result, a delay in recognizing revenue, even from just one account, could have a significant negative impact on our operating results. In the past, a significant portion of our sales have been realized near the end of a quarter. As a result, a delay in an anticipated sale past the end of a particular quarter could negatively impact our operating results.

     We generally expect that revenues in the first quarter of each year will be lower than revenues in the fourth quarter of the preceding year due to annual nature of companies' purchasing and budgeting cycles and the year-to-date structure of our sales incentive program.

     Our expense levels are relatively fixed and are based, in part, on expectations as to future revenues. As a result, if revenue levels fall below our expectations, our net loss will increase because only a small portion of our expenses vary with our revenues.

WE EXPECT SIGNIFICANT INCREASES IN OUR OPERATING EXPENSES

     We intend to substantially increase our operating expenses as we:

     o Increase our sales and marketing activities, including expanding our direct sales force;

     o    Increase our research and development activities;

     o    Expand our customer support and professional services organizations;
          and

     o    Expand our distribution channels.

     With these additional expenses, we must significantly increase our revenues in order to become profitable. These expenses will be incurred before we generate any revenues by this increased spending. If we do not significantly increase revenues from these efforts, our business and operating results would be seriously harmed.

OUR SUCCESS DEPENDS ON OUR CASTANET PRODUCT FAMILY AND NEW PRODUCT DEVELOPMENT

     We expect to continue to derive substantially all of our revenues from our Castanet software product family and related services. A decline in the price of Castanet or our inability to increase sales of Castanet would seriously harm our business and operating results. We cannot predict Castanet's success. In March 1999 we introduced Castanet 4.0, which was designed to provide customers with additional functionality. We periodically update Castanet to make improvements and provide additional enhancements. New versions of Castanet may not provide the benefits we expect and could fail to meet customers' requirements or achieve widespread market acceptance.

     Our strategy requires Castanet to be highly scalable -- in other words, able to rapidly increase deployment size from a limited number of end-users to a very large number of end-users. If we are unable to achieve this level of scalability, the attractiveness of our products and services would be diminished.

WE NEED TO DEVELOP AND INTRODUCE NEW TECHNOLOGIES

     To provide a comprehensive Internet services management solution, we will need to develop and introduce new products which offer functionality that we do not currently provide. We may not be able to develop these technologies and therefore we may not be able to offer a comprehensive Internet services management solution. In addition, in the past we have experienced delays in new product releases, and we may experience similar delays in the future. If we fail to deploy new product releases on a timely basis, our business and operating results could be seriously harmed.

WE DEPEND ON THE GROWTH OF OUR CUSTOMER BASE

     Our success is substantially dependent on the continued growth of our customer base. If we fail to increase our customer base, our business and operating results would be seriously harmed. Our ability to attract new customers will depend on a variety of factors, including the reliability, security, scalability and cost-effectiveness of our products and services as well as our ability to effectively market our products and services. In the past, we have lost potential customers to competitors for various reasons, including lower prices.

WE DEPEND ON INCREASED BUSINESS FROM OUR CURRENT CUSTOMERS

     If we fail to generate repeat and expanded business from our current customers, our business and operating results would be seriously harmed. Many of our customers initially make a limited purchase of our products and services for pilot programs. These customers may not choose to purchase additional licenses to expand their use of Castanet. In addition, as we deploy new versions of Castanet or introduce new products, our current customers may not require the functionality of our new products and may not ultimately license these products.

     Because the total amount of maintenance and support fees we receive in any period depends in large part on the size and number of licenses that we have previously sold, any downturn in our software license revenues would negatively impact our future service revenues. In addition, if customers elect not to renew their maintenance agreements, our service revenues could be significantly adversely affected.

WE HAVE A LONG SALES CYCLE THAT DEPENDS UPON FACTORS OUTSIDE OUR CONTROL

     A customer's decision to purchase Castanet typically involves a significant commitment of resources and is influenced by the customer's budget cycles. In addition, selling Castanet requires us to educate potential customers on its use and benefits. As a result, our products have a long sales cycle which can take over six months. We face difficulty predicting the quarter in which sales to expected customers may occur. The sale of our products is also subject to delays from the lengthy budgeting, approval and competitive evaluation processes that typically accompany significant capital expenditures. For example, customers frequently begin by evaluating our products on a limited basis and devote time and resources to testing our products before they decide whether or not to purchase a license for deployment. Customers may also defer orders as a result of anticipated releases of new products or enhancements by us or our competitors.

WE DEPEND ON OUR RELATIONSHIP WITH TIVOLI

Tivoli, has been a primary reseller of our products. In March of 1998, we also entered into an original equipment manufacturer agreement with Tivoli under which Tivoli built upon the Castanet infrastructure to develop a product called Cross-Site, which was released in April 1999. During the second quarter of 1999, we derived 11% of our total revenues from Tivoli. This represented a combination of Castanet sales by Tivoli, as well as royalties on sales of Cross-Site. We expect revenues from Tivoli's resale of Castanet to rapidly decrease and become insignificant as Tivoli focuses on the sale of Cross-Site. Furthermore, the per seat royalties under the OEM agreement are less than the per seat prices under our reseller agreement with Tivoli. There is no assurance that royalties from the sale of Cross-Site will be sufficient to replace Tivoli's sales of Castanet. Any failure of Cross-Site to achieve widespread market acceptance could significantly harm our business and operating results. Additionally, because Cross-Site is built upon the Castanet infrastructure, we expect Cross-Site to compete with our Castanet products.

NOVADIGM HAS CLAIMED THAT WE INFRINGE ITS INTELLECTUAL PROPERTY

     On March 3, 1997, Novadigm filed a complaint against us in the United States District Court for the Northern District of California, alleging infringement by us of a patent held by Novadigm (U.S. Patent No. 5,581,764, the "Novadigm Patent"). Novadigm alleges that our infringement relates to methods for updating data and software over a computer network that we use in our Castanet products. The complaint also alleges that we have willfully infringed the Novadigm Patent and seeks up to triple damages under the United States Patent Act. On May 2, 1997, we filed our answer to Novadigm's complaint and filed a counterclaim against Novadigm.

     Litigation is subject to inherent uncertainties. In addition, cases like this generally involve issues of law that are evolving, presenting further uncertainty. Our defense of this litigation, regardless of the merits of the complaint, has been, and will likely continue to be, time-consuming and a diversion for our personnel. In addition, publicity related to this litigation has in the past, and will likely in the future, have a negative impact on the sale of our Castanet products.

     A failure to prevail in the litigation could result in:

     o Our paying monetary damages, which could be tripled if the infringement is found to have been willful;

     o The issuance of a preliminary or permanent injunction requiring us to stop selling Castanet in its current form;

     o Our having to redesign Castanet, which could be costly and time-consuming and could substantially delay Castanet shipments, assuming that a redesign is feasible;

     o Our having to reimburse Novadigm for some or all of its attorneys' fees;

     o Our having to obtain from Novadigm a license to its patent, which license might not be made available to us on reasonable terms, particularly because Novadigm is a competitor; and/or

     o Our having to indemnify our customers against any losses they may incur due to the alleged infringement.

     Any of these results would seriously harm our business and operating results. Furthermore, we expect to continue to incur substantial costs in defending against this litigation and these costs could increase significantly when our dispute goes to trial. It is possible that these costs could substantially exceed our expectations in future periods.

OUR MARKETS ARE HIGHLY COMPETITIVE

     Our markets are new, rapidly evolving and highly competitive, and we expect this competition to persist and intensify in the future. Our failure to maintain and enhance our competitive position could seriously harm our business and operating results. We encounter current or potential competition from a number of sources, including:

     o Sellers of enterprise-wide management systems, which include electronic software distribution;

     o Companies that market products that support the distribution of software applications; and

     o    Desktop software management suites.

     In addition, we compete with various methods of application distribution and management, including the web browser, and with application server vendors and others that have introduced software distribution capabilities into their products.

     Potential competitors may bundle their products or incorporate an Internet services management component into existing products in a manner that discourages users from purchasing our products. For example, we expect that future releases of Microsoft's Windows operating systems, which manage the programs on a computer, will include components addressing Internet services management functions. Furthermore, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can.

     Some of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. Many of these companies have more extensive customer bases and broader customer relationships that they could leverage, including relationships with many of our current and potential customers. These companies also have significantly more established customer support and professional services organizations than we do. In addition, these companies may adopt aggressive pricing policies.

PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED

     We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of our technology. These legal protections afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use our proprietary information. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. For example, on July 30, 1999 we filed a complaint against Novadigm alleging patent infringement. Such litigation could result in substantial costs and diversion of resources and could seriously harm our business and operating results. The lawsuit is at a preliminary stage, and we cannot assure that the outcome of this litigation will be favorable to us. In addition, we sell our products internationally, and the laws of many countries do not protect our proprietary rights as well as the laws of the United States.

WE MAY BE FOUND TO INFRINGE PROPRIETARY RIGHTS OF OTHERS

     Other companies, including our competitors, may obtain patents or other proprietary rights that would prevent, or limit or interfere with our ability to make, use or sell our products. As a result, we may be found to infringe on the proprietary rights of others. Furthermore, companies in the software market are increasingly bringing suits alleging infringement of their proprietary rights, particularly patent rights. We could incur substantial costs to defend any litigation, and intellectual property litigation could force us to do one or more of the following:

     o Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

     o Obtain a license from the holder of the infringed intellectual property right; and

     o    Redesign products or services.

In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed.

     We have a limited number of distribution agreements and we may not be able to increase our number of distribution relationships or maintain our existing relationships. For example, Netscape, a reseller of our products, accounted for a significant amount of our revenues in 1997 and 1998, but is no longer a reseller of our products.

     Our current agreements with our channel partners do not prevent these companies from selling products of other companies, including products that may compete with our products, and do not generally require these companies to purchase minimum quantities of our products. These distributors could give higher priority to the products of other companies or to their own products, than they give to our products. In addition, sales through these channels generally have a lower price than direct sales. As a result, while the loss of, or significant reduction in sales volume to any of our current or future distribution partners could seriously harm our revenues and operating results, a significant increase in sales through these channels could also negatively impact our gross margins.

WE NEED TO DEVELOP AND EXPAND OUR SALES, MARKETING AND DISTRIBUTION CAPABILITIES

     We need to expand our marketing and direct sales operations in order to increase market awareness of our products, market Castanet to a greater number of enterprises and generate increased revenues. However, competition for qualified sales personnel is intense and we may not be able to hire enough qualified individuals in the future. Our products and services require a sophisticated sales effort targeted at senior management of our prospective customers. New hires require extensive training and typically take at least six months to achieve full productivity. In addition, we have limited experience marketing our products broadly to a large number of potential customers.

WE NEED TO EXPAND OUR PROFESSIONAL SERVICES

     We may not be able to attract, train or retain the number of highly qualified services personnel that our business needs. We believe that growth in our product sales depends on our ability to provide our customers with professional services and to educate third-party resellers and consultants on how to provide similar services. As a result, we plan to increase the number of our services personnel to meet these needs. However, competition for qualified services personnel is intense.

     We expect our service revenues to increase in dollar amount as we continue to provide support, consulting and training services that complement our products and as our installed base of customers grows. This could negatively impact our gross margin because margins on revenues derived from services are generally lower than margins on revenues derived from the license of Castanet.

EXPANDING INTERNATIONALLY IS EXPENSIVE, WE MAY RECEIVE NO BENEFIT FROM OUR EXPANSION AND OUR INTERNATIONAL OPERATIONS ARE SUBJECT TO GOVERNMENTAL REGULATION

     We plan to increase our international sales force and operations. However, we may not be successful in increasing our international sales. In addition, our international business activities are subject to a variety of risks, including the adoption of laws, currency fluctuations, actions by third parties and political and economic conditions that could restrict or eliminate our ability to do business in foreign jurisdictions. To date, we have not adopted a hedging program to protect us from risks associated with foreign currency fluctuations.

     Export, and in some cases, import clearances must be obtained before Castanet can be distributed internationally. Current or new government laws and regulations, or the application of existing laws and regulations, could expose us to significant liabilities, significantly slow our growth and seriously harm our business and operating results.

WE MUST MANAGE OUR GROWTH AND EXPANSION

     Our historical growth has placed, and any further growth is likely to continue to place, a significant strain on our resources. Any failure to manage growth effectively could seriously harm our business and operating results. To be successful, we will need to implement additional management information systems, improve our operating, administrative, financial and accounting systems and controls, train new employees and maintain close coordination among our executive, engineering, accounting, finance, marketing, sales and operations organizations. In addition, our growth has resulted, and any future growth will result, in increased responsibilities for management personnel.

WE MUST RETAIN AND ATTRACT KEY PERSONNEL

     Our success depends largely on the skills, experience and performance of the members of our senior management and other key personnel, including our President and Chief Executive Officer, Kim Polese, our Executive Vice President, Worldwide Sales and Chief Operating Officer, Steven P. Williams and our Chief Technical Officer, Arthur van Hoff. We may not be successful in attracting, assimilating or retaining qualified personnel in the future. None of our senior management or other key personnel is bound by an employment agreement. If we lose one or more of these key employees, our business and operating results could be seriously harmed. In addition, our future success will depend largely on our ability to continue attracting and retaining highly skilled personnel. Like other companies in the San Francisco Bay Area, we face intense competition for qualified personnel.

WE RELY ON THIRD-PARTY SOFTWARE AND APPLICATIONS

     We integrate third-party security and encryption software and digital certificates as a component of our software. There are inherent limitations in the use and capabilities of much of the technology that we license from third parties. As a result, we face a number of challenges in integrating these technologies into Castanet. We would be seriously harmed if the providers from whom we license software ceased to deliver and support reliable products, enhance their current products or respond to emerging industry standards. In addition, the third-party software may not continue to be available to us on commercially reasonable terms or at all. The loss of, or inability to maintain or obtain this software, could result in shipment delays or reductions. Furthermore, we might be forced to limit the features available in our current or future product offerings. Either alternative could seriously harm our business and operating results.

     Almost all of our products are written in Java and require a Java virtual machine made available by Sun Microsystems, Inc. in order to operate. Sun may not continue to make these implementations of the Java virtual machines available at commercially reasonable terms or at all. Furthermore, if Sun were to make significant changes to the Java language or its Java virtual machine implementations, or fail to correct defects and limitations in these products, our ability to continue to improve and ship our products could be impaired. In the future, our customers may also require the ability to deploy our products on platforms for which technically acceptable Java implementations either do not exist or are not available on commercially reasonable terms. Our customers may also use particular implementations of the Java virtual machine that may not be technically or commercially acceptable for integration into our products.

SOFTWARE DEFECTS IN CASTANET WOULD HARM OUR BUSINESS

    Complex software products like ours often contain errors or defects, including errors relating to security, particularly when first introduced or when new versions or enhancements are released. Castanet extensively utilizes digital certificates and other complex technology. Our use of this technology has in the past and may in the future result in product behavior problems which may not be anticipated by us or our customers. For example, most versions of Castanet shipped before Castanet 4.0 contain digital certificates that cause Castanet and any applications being delivered with Castanet to stop running when the certificate used expires. We have developed an update which avoids this problem and have distributed the update to customers. It is possible that we may not have identified all affected customers. Customers that do not install the update will experience this problem with respect to any applications they have deployed with Castanet and signed with a certificate on the date of expiration of the certificate they elected to use. Defects or errors in current or future products could result in lost revenues or a delay in market acceptance, which would seriously harm our business and operating results.

     Since many of our customers use our products for business-critical applications, errors, defects or other performance problems could result in financial or other damage to our customers and could significantly impair their operations. Our customers could seek damages for losses related to any of these issues. For example, we could be subject to claims for losses by customers that we are unable to identify and notify and, as a result, do not install our update that avoids the digital certificate problem. A product liability claim brought against us, even if not successful, would likely be time consuming and costly to defend and could adversely affect our marketing efforts.

YEAR 2000 ISSUES COULD AFFECT OUR BUSINESS

     We are in the process of assessing any Year 2000 issues with the computer communications, software and security systems that we use to deliver and manage our products and to manage our internal operations. If our systems do not operate properly with respect to date calculations involving the Year 2000 and subsequent dates, we could incur unanticipated expenses to remedy any problems, which could seriously harm our business. We may also experience reduced sales of our products as current or potential customers reduce their budgets for Internet services management products due to increased expenditures on their own Year 2000 compliance efforts.

     We have identified one Year 2000 date-related limitation in earlier versions of Castanet. Versions of Castanet before 3.2 display date-related data to the user in a manner that uses only two digits to represent a year. A two-digit display of the Year 2000 could cause a user to believe the year represented was 1900 instead of 2000. Despite our testing and correcting, our products, including Castanet 4.0, may contain errors or faults with respect to the Year 2000.

VOLATILITY OF STOCK PRICE

     The market price of our common stock has been and is likely to continue to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, announcements of technological innovations, new products or new contracts by Marimba or its competitors, developments with respect to copyrights or proprietary rights and related litigation, adoption of new accounting standards affecting the software industry, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stock of technology companies. These types of broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against such company. Such litigation against Marimba could result in substantial costs and a diversion of our attention and resources and seriously harm our business and operating results.

OUR FUTURE CAPITAL NEEDS ARE UNCERTAIN

     We expect that our current cash, cash equivalents and investments will be sufficient to meet our working capital and capital expenditure needs for at least twelve months. After that, we may need to raise additional funds, and additional financing may not be available on favorable terms, if at all. This could seriously harm our business and operating results. Furthermore, if we issue additional equity securities, stockholders may experience dilution, and the new equity securities could have rights senior to those of existing holders of our common stock. If we cannot raise funds, if needed, on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.

WE FACE CHALLENGES STEMMING FROM OUR EMERGING MARKETS

     The market for Internet services management software has only recently begun to develop, is rapidly evolving and will likely have an increasing number of competitors. We cannot be certain that a viable market for our products will emerge or be sustainable. If the Internet services management market fails to develop, or develops more slowly than expected, our business and operating results would be seriously harmed.

     Furthermore, in order to be successful in this emerging market, we must be able to differentiate Marimba from our competitors through our product and service offerings and brand name recognition. We may not be successful in differentiating Marimba or achieving widespread market acceptance of our products and services. Furthermore, enterprises that have already invested substantial resources in other methods of deploying and managing their applications and services may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems.

WE DEPEND ON CONTINUED USE OF THE INTERNET AND GROWTH OF ELECTRONIC BUSINESS

     Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there exist few proven services and products.

     In addition, the Internet may not be accepted as a long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the necessary speed, data capacity, security and hardware necessary for reliable Internet access and services.

WE MUST RESPOND TO RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS

     The markets for our Internet services management solutions are marked by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. New products based on new technologies or new industry standards can quickly render existing products obsolete and unmarketable. Any delays in our ability to develop and release enhanced or new products could seriously harm our business and operating results. Our technology is complex, and new products and product enhancements can require long development and testing periods. Our failure to conform to prevailing standards could have a negative effect on our business and operating results.

                             REGISTERED STOCKHOLDERS

     The Reoffer Prospectus relates to shares of Common Stock which have been acquired by certain key employees of the Company and certain of their family members, both as defined under Form S-8 (the "Registered Stockholders"). The Registered Stockholders acquired shares of Common Stock to be offered hereunder pursuant to the exercise of options granted under the 1996 Stock Plan or pursuant to gifts of such exercised shares.

     The following table sets forth certain information with respect to the Registered Stockholders as of August 30, 1999:

                                                              Number of            Number of           Number of
                                  Optionee's Position        Shares Owned         Shares to be        Shares Owned
Registered Stockholder            with the Company          Before Offering      Offered Hereby      After Offering
----------------------            -------------------       ---------------      --------------      --------------
Carl Haynes                       Employee                       28,125                625                27,500
Richard S. Michaels               Employee                        1,900              1,900                     0
Susan M. Miller                   Employee                        2,500              2,500                     0
Stratton Sclavos                  Director                       13,734             13,734                     0
Stratton D. Sclavos Cust            (1)                           1,333              1,333                     0
   FBO Alexandra C.
   Sclavos U/CA/GTMA
Stratton D. Sclavos Cust            (1)                           1,333              1,333                     0
   FBO Nicholas C.
   Sclavos U/CA/GTMA
Angelina Wolff                    Employee                        6,250                250                 6,000
Certain unnamed                     (3)                           4,100              4,100                     0
   non-affiliates of the
   Company(2)

----------
(1)  Director's family member, as defined under Form S-8.
(2) Each unnamed non-affiliate may use this reoffer prospectus to sell up to 1,000 shares of common stock.
(3) Includes employees of the Company and certain family members, as defined under Form S-8, of Director.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Registered Stockholders. The Company understands that none of such shares will be offered through underwriters.

     Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by the Registered Stockholders through brokers through the Nasdaq National Market System or otherwise, at the prices prevailing at the time of such sales. To the Company's knowledge, no specific brokers or dealers have been designated by the Registered Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. The Company will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive the proceeds from sales by the Registered Stockholders. Sales will be made at prices prevailing at the time of such sales.

     The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Registered Stockholders will be borne by such Registered Stockholders.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Marimba, Inc. ("Marimba" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and March 31, 1999; and

     (b) The Company's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-72353 on Form S-1 filed with the SEC on February 12, 1999, together with any and all amendments thereto, in which there is set forth audited financial statements for the Company's fiscal years ended December 31, 1996, 1997 and 1998; and

     (c) The Company's Registration Statement No. 000-25683 on Form 8-A filed with the SEC on March 31, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                                 INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6, of the Company's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

                                 EXHIBIT INDEX

Exhibit Number   Exhibit
--------------   -------
     4           Instrument Defining Rights of Stockholders. Reference is made to Company's
                 Registration Statement No. 000-25683 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(c) of this
                 Registration Statement.

     5           Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1         Consent of Ernst & Young LLP, Independent Auditors.

    23.2         Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is
                 contained in Exhibit 5.

    24           Power of Attorney. Reference is made to page II-3 of this Registration
                 Statement.

    99.1         Form of Written Compensation Agreement.